Exhibit 5(a)


                                             June 9, 1997




          The Montana Power Company
          40 East Broadway
          Butte, MT  59701

          Ladies and Gentlemen:

          With respect to the Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on or about the date of this letter, contemplating the sale by The Montana Power Company (the "Company") of not to exceed 3,000,000 additional shares of its no par value Common Stock (the "Stock") pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the state of Montana and qualified to do business in the states of Idaho and Wyoming.

          2. All of the outstanding shares of the Company's stock have been legally and validly issued, and are fully paid and nonassessable.

          3. All action necessary to make any authorized but unissued shares of the Stock which may be purchased from the Company pursuant to the Plan legally and validly issued, fully paid and nonassessable will have been taken when:

               a.   the Registration Statement shall have become effective;

               b. the issuance and sale of the Stock shall have been authorized by an appropriate order or orders of the Public Service Commission of Montana;

               c. appropriate action shall have been taken by the Company's Board of Directors with respect to the issuance and sale of the Stock; and

               d. the Stock shall have been issued and delivered for the consideration contemplated in the Registration Statement.

          I am a member of the Bar of the State of Montana, but not of the States of Idaho and Wyoming. In rendering this opinion, I have made such review of the laws of the states of Idaho and Wyoming and have had such consultations with counsel qualified to practice in such states as I believe to be necessary to render this opinion.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and the use of my name, as counsel, therein.

                                             Very truly yours,

                                             /s/ Michael E. Zimmerman

                                             Michael E. Zimmerman
                                             Vice President and
                                             General Counsel